Exhibit 10.15
LOAN AND SECURITY AGREEMENT
     THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of the Effective Date between SILICON VALLEY BANK, a California corporation (“Bank”), and ST. FRANCIS MEDICAL TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:
     1. ACCOUNTING AND OTHER TERMS
     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.
     2. LOAN AND TERMS OF PAYMENT
     2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.
     2.1.1 Revolving Advances.
          (a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.
          (b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.
     2.1.2 Letters of Credit Sublimit.
          (a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the Availability Amount. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line. If, on the Revolving Line Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to one hundred five percent (105%) of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.
          (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.
          (c) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.
          (d) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.
     2.1.3 Cash Management Services Sublimit. Borrower may use up to the Availability Amount (the “Cash Management Services Sublimit”) of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.
     2.2 FX Guidance Facility.
          (a) FX Guidance Line. Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Guidance Facility Contract”) on a specified date (the “FX Guidance Facility Settlement Date”). FX Guidance Facility Contracts shall have a FX Guidance Facility Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Guidance Facility Contract (the

“FX Guidance Facility Reserve”). The aggregate amount of FX Guidance Facility Contracts at any one time may not exceed ten (10) times the amount of the FX Guidance Facility Reserve.
          (b) Termination; Repayment. The FX Line terminates on the FX Maturity Date, when the principal amount of all Guidance Facility Contracts, the unpaid interest thereon, and all other Obligations relating to the FX Line shall be immediately due and payable.
     2.3 Overadvances. If, at any time, the Credit Extensions under Section 2.1 exceed the lesser of either (a) the Revolving Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.
     2.4 Payment of Interest on the Credit Extensions.
          (a) Interest Rate on Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to two percentage points (2.00%) above the Prime Rate unless a Quick Ratio Threshold Period is not in effect, in which case a floating per annum rate equal to three quarters of one percentage point (0.75%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.4(f) below.
          (b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate effective immediately before the Event of Default (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.4(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.
          (c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change. Changes to the interest rate based on the commencement or termination of a Quick Ratio Threshold Period shall be effective on the first (1st) day of the month following the reporting date of the financial statements that show the change in the Quick Ratio.
          (d) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.
          (e) Debit of Accounts. Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.
          (f) Payments. Unless otherwise provided, interest is payable monthly on the first (1st) calendar day of each month. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

     2.5 Fees. Borrower shall pay to Bank:
          (a) Good Faith Deposit. A good faith deposit by Borrower in the amount of Fifteen Thousand Dollars ($15,000) to be used by Bank to complete its due diligence process, including, but not limited to, Bank’s legal and out of pocket expenses. Any amount not used by Bank shall be applied to the Loan Fee;
          (b) Loan Fee. A fully earned, non-refundable fee, equal to an amount of Ten Thousand Dollars ($10,000) per annum;
          (c) Collateral Handling Fee. At all times during a Quick Ratio Threshold Period, Borrower will pay to Bank a collateral handling fee of Seven Hundred Fifty Dollars ($750) per month or portion of a month (the “Collateral Handling Fee”);
          (d) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance, each anniversary of the issuance, and the renewal of such Letter of Credit; and
          (e) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.
     2.6 Lockbox; Account Collection Services. At all times during a Quick Ratio Threshold Period, Borrower shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls (collectively, the “Lockbox”). It will be considered an immediate Event of Default if the Lockbox is not set-up and operational during a Quick Ratio Threshold Period. Provided no Event of Default exists or an event that with notice or lapse of time will be an Event of Default, within three (3) days of receipt of such amounts by Bank in the case of proceeds of Accounts in any form other than by wire transfer and on the same day they are received in the case of proceeds of Accounts in the form of a wire transfer, Bank will turn over to Borrower the proceeds of the Accounts in excess of the outstanding Advances and accrued and unpaid interest owed in connection with the Advances. This Section does not impose any affirmative duty on Bank to perform any act other than as specifically set forth herein. All Accounts and the proceeds thereof are Collateral and, if an Event of Default occurs, Bank may apply the proceeds of such Accounts to the Obligations. Regardless of whether an Event of Default exists, during each Quick Ratio Threshold Period the Bank shall apply the proceeds of the Accounts to the outstanding Advances, and shall deposit the proceeds of the Accounts in excess of the outstanding Advances directly into Borrower’s Designated Deposit Account.
     3. CONDITIONS OF LOANS
     3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:
          (a) Borrower shall have delivered duly executed original signatures to the Loan Documents to which it is a party;

          (b) Borrower shall have delivered duly executed original signatures to the Control Agreement;
          (c) Borrower shall have delivered its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware and the Secretary of State of the State of California as of a date no earlier than thirty (30) days prior to the Effective Date;
          (d) Borrower shall have delivered duly executed original signatures to the completed Borrowing Resolutions for Borrower;
          (e) Bank shall have received certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;
          (f) Borrower shall have delivered the Perfection Certificate executed by Borrower;
          (g) Borrower shall have delivered the insurance policies and/or endorsements required pursuant to Section 6.6 evidence satisfactory to Bank that the insurance policies required by Section 6.6 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Bank; and
          (h) Borrower shall have paid the fees and Bank Expenses then due as specified in Section 2.5.
     3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:
          (a) except as otherwise provided in Section 3.4(a), timely receipt of an executed Payment/Advance Form;
          (b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

          (c) in Bank’s sole but reasonable discretion, there has not been a Material Adverse Change.
     3.3 Covenant to Deliver.
     Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank’s sole but reasonable discretion.
     3.4 Procedures for Borrowing.
          (a) Advances and Guidance Facility Contracts. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance or a Guidance Facility Contract set forth in this Agreement, to obtain an Advance or a Guidance Facility Contract, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance or Guidance Facility Contract, as applicable. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances and Guidance Facility Contracts to the Designated Deposit Account. Bank may make Advances and Guidance Facility Contracts under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances or Guidance Facility Contracts, as applicable, are necessary to meet Obligations which have become due.
     4. CREATION OF SECURITY INTEREST
     4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in and right of set-off as security for, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.
     If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

     4.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.
     5. REPRESENTATIONS AND WARRANTIES
     Borrower represents and warrants as follows:
     5.1 Due Organization and Authorization. Borrower and each of its Subsidiaries are duly existing and in good standing as Registered Organizations only in the State of Delaware and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate substantially in the form attached hereto as Exhibit F signed by Borrower entitled “Perfection Certificate.” Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its state of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete. If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.
     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default is likely to have a material adverse effect on Borrower’s business.
     5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.
     The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. Other than Collateral which by its very nature is intended to be used at places other than the Borrower’s place of business (such as laptop computers, marketing materials, cell phones and the like), none of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Bank notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.
     5.3 Accounts Receivable. For any Eligible Account and Eligible Foreign Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts and Eligible Foreign Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account and Eligible Foreign Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible Account and Eligible Foreign Account in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts and Eligible Foreign Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.
     5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than the Threshold Amount.
     5.5 No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.
     5.6 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which would reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.
     5.8 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.
     5.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a Permitted Lien. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
     5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely to fund its general business requirements and not for personal, family, household or agricultural purposes.
     5.11 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representations, warranties, or other statements were made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

     6. AFFIRMATIVE COVENANTS
     Borrower shall do all of the following:
     6.1 Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.
     6.2 Financial Statements, Reports, Certificates.
          (a) Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt; (iv) a prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of Fifty Thousand Dollars ($50,000) or more; (v) as soon as available, but no later than thirty (30) days after approval by Borrower’s board of directors, copies of all annual financial projections, commensurate in form, substance and timing with those provided by Borrower to its venture capital and other investors and; and (vi) budgets, sales projections, operating plans and other financial information reasonably requested by Bank.
          (b) Within fifteen (15) days after the last day of each month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).
          (c) Within fifteen (15) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.
          (d) During any Quick Ratio Threshold Period, Borrower shall provide Bank with the following additional reports:
                (i) Transaction reports, accounts receivable agings, accounts payable agings and schedules of collections, sales, credit memos and other adjustments, each week and at the time of each Payment/Advance Form, on Bank’s standard form.
                (ii) If there are no Advances outstanding, the transaction reports under clause (i) may be made monthly, within thirty (30) days after the end of each month; provided,

however, that Borrower shall give Bank thirty (30) days prior written notice before requesting any Advance.
     6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than the Threshold Amount.
     6.4 Taxes; Pensions. Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.9) and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
     6.5 Access to Collateral; Books and Records. At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefore shall be Seven Hundred Fifty Dollars ($750) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. During any calendar year, if no Event of Default has occurred and no Quick Ratio Threshold Period has been triggered, such fees payable by Borrower shall not exceed Five Thousand Dollars ($5,000) for such year. Bank shall conduct an initial audit within sixty (60) days of the Effective Date, and thereafter such audits will be conducted as follows: (i) if during any twelve (12) month period the Quick Ratio Threshold Period has not been triggered, Bank shall not conduct more than two (2) audits per year and (ii) during any twelve (12) month period in which a Quick Ratio Threshold Period has been triggered Bank shall not conduct more than three (3) audits per year, unless an Event of Default has occurred and is continuing; provided, however, that additional audits, at Borrower’s expense, may be conducted by Bank if, at Bank’s discretion, there has been a deterioration in the Collateral or in Borrower’s financial performance.
     6.6 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request in its good faith business judgment. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as the sole lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section, and take any action under the policies Bank deems prudent.
     6.7 Operating Accounts.
          (a) Maintain its primary operating accounts with Bank.
          (b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or its Affiliates. In addition, for each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder; provided, however, that no Control Agreement shall be required with respect to Collateral Accounts in which Borrower maintains less than Twenty Five Thousand Dollars ($25,000) in the aggregate at any time so long as such Collateral Accounts are not subject to any Lien other than Bank’s Lien. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.
     6.8 Financial Covenants. Borrower shall maintain, to be tested as of the last day of each month, a Tangible Net Worth of not less than the sum of (a) Three Million Two Hundred Fifty Thousand Dollars ($3,250,000), plus (b) equity received by Borrower after the Effective Date, plus (c) any Subordinated Debt received by Borrower after the Effective Date.
     6.9 Protection of Intellectual Property Rights. Except as shall be consistent with sound commercial practices, Borrower shall:
          (a) protect, defend and maintain the validity and enforceability of its intellectual property;
          (b) promptly advise Bank in writing of material infringements of its intellectual property; and
          (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public.
     6.10 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.
     6.11 Further Assurances. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

     7. NEGATIVE COVENANTS
     Borrower shall not do any of the following without Bank’s prior written consent:
     7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Permitted Asset Dispositions.
     7.2 Changes in Business, Ownership or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty-nine percent (49%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction). Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than the Threshold Amount in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.
     7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (A) (1) cash consideration for such transactions does not exceed, in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction) in any fiscal year of Borrower; (2) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions; and (3) Borrower is the surviving legal entity, or (B) (1) Borrower promptly notifies Bank of Borrower’s approval of, and Bank consents to (such consent not to be unreasonably withheld), any transaction or series of related transactions (a) which constitute a sale of all or substantially all of Borrower’s assets; or (b) in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty-nine percent (49%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions; and (2) Borrower pays Bank an amount equal to all then unpaid Obligations. In the case of clause (B), no further Credit Extensions will be permitted under the Loan Documents. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.
     7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

     7.5 Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 7.1 and the definition of “Permitted Lien” herein.
     7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.7(b).
     7.7 Investments; Distributions.
          (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock, and (iii) Borrower may repurchase the stock of former officers, directors, employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate the Threshold Amount in any calendar year.
     7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
     7.9 Subordinated Debt.
          (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.
     7.10 Compliance. Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
     8. EVENTS OF DEFAULT
     Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
     8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable. During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);
     8.2 Covenant Default.
          (a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.7 or 6.8, or violates any covenant in Section 7; or
          (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement, any Loan Document, and as to any default (other than those specified in Section 8.8 below) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;
     8.3 Material Adverse Change. A Material Adverse Change occurs;
     8.4 Attachment.
          (a) Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process upon Bank seeking to attach, by trustee or similar process, any funds of Borrower, or of any entity under control of Borrower (including a Subsidiary) on deposit with Bank; (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim in excess of Fifty Thousand Dollars ($50,000) becomes a Lien on any of Borrower’s assets; or (e) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);
     8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
     8.6 Other Agreements. There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or that could have a material adverse effect on Borrower’s business;
     8.7 Judgments. A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) (not covered by independent third-party insurance) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);
     8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made; or
     8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement.
     9. BANK’S RIGHTS AND REMEDIES
     9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:
          (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);
          (b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;
          (c) demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

          (d) terminate any FX Guidance Facility Contract;
          (e) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;
          (f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;
          (g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;
          (h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;
          (i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
          (j) demand and receive possession of Borrower’s Books; and
          (k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
     9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of

Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.
     9.3 Accounts Verification; Collection. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Person owing Borrower money of Bank’s security interest in such funds and verify the amount of such account. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the Account Debtor, with proper endorsements for deposit.
     9.4 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
     9.5 Application of Payments and Proceeds. Unless an Event of Default has occurred and is continuing, Bank shall apply any funds in its possession, whether from Borrower account balances, payments, or proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, first, to Bank Expenses, including without limitation, the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Bank in the exercise of its rights under this Agreement; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations and any applicable fees and other charges, in such order as Bank shall determine in its sole but reasonable discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole but reasonable discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

     9.6 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.
     9.7 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.
     9.8 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.
     10. NOTICES
     All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	St. Francis Medical Technologies, Inc.
960 Atlantic Avenue
Suite 102
Alameda, California 94501
Attn: Michael Bates, CFO
Fax: (510) 747-3012
Email: Michael.Bates@sfmt.com

If to Bank:	Silicon Valley Bank
185 Berry Street, Suite 3000
San Francisco, California 94107
Attn: Jason Hughes
Fax: (415) 856-0810
Email: jhughes@svb.com
     11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER AND JUDICIAL REFERENCE
     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby Waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a Private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
     12. GENERAL PROVISIONS
     12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.
     12.2 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by Bank’s gross negligence or willful misconduct.
     12.3 Limitation of Actions. Any claim or cause of action by Borrower against Bank, its directors, officers, employees, agents, accountants, attorneys, or any other Person affiliated with or representing Bank based upon, arising from, or relating to this Loan Agreement or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Bank, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by (a) the filing of a complaint within one year from the earlier of (i) the date any of Borrower’s officers or directors had knowledge of the first act, the occurrence or omission upon which such claim or cause of action, or any part thereof, is based, or (ii) the date this Agreement is terminated, and (b) the service of a summons and complaint on an officer of Bank, or on any other person authorized to accept service on behalf of Bank, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Bank in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.
     12.4 Right of Set-Off. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set-off the same or any part of the right of security interest granted in Section 4.1 and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
     12.5 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
     12.6 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
     12.7 Amendments in Writing; Integration. All amendments to this Agreement must be in writing and signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
     12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.
     12.9 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of

Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
     12.10 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.
     12.11 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
     13. DEFINITIONS
     13.1 Definitions. As used in this Agreement, the following terms have the following meanings:
     “Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.
     “Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
     “Advance” or “Advances” means an advance (or advances) under the Revolving Line.
     “Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
     “Agreement” is defined in the preamble hereof.
     “Availability Amount” is the lesser of (i) the Revolving Line or (ii) the Borrowing Base, minus (a) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), plus an amount equal to the Letter of Credit Reserves, minus (b) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services); provided, however at no time may advances under the Revolving Line against Eligible Inventory exceed twenty-five percent (25%) of the outstanding principal amount of the Revolving Line.
     “Bank” is defined in the preamble hereof.
     “Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.
     “Borrower” is defined in the preamble hereof.
     “Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
     “Borrowing Base” is the sum of (a) eighty percent (80%) of the value of Borrower’s Eligible Accounts, plus (b) twenty-five percent (25%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value), as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.
     “Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit C.
     “Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit G.
     “Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.
     “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue.
     “Cash Management Services” is defined in Section 2.1.3.
     “Cash Management Services Sublimit” is defined in Section 2.1.3.
     “Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
     “Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.
     “Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.
     “Collateral Handling Fee” is defined in Section 2.5.
     “Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
     “Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit D.
     “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
     “Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
     “Credit Extension” is any Advance, Letter of Credit, Term Loan, amount utilized for Cash Management Services, FX Guidance Facility Contract or any other extension of credit by Bank for Borrower’s benefit.

     “Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (l) year.
     “Default” means any event which with notice or passage of time or both, would constitute an Event of Default.
     “Default Rate” is defined in Section 2.4(b).
     “Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.
     “Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
     “Designated Deposit Account” is Borrower’s deposit account, account number_______ , maintained with Bank.
     “Dollars,” “dollars” and “$” each mean lawful money of the United States.
     “Effective Date” is the date Bank executes this Agreement and as indicated on the signature page hereof.
     “Eligible Accounts” are Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right at any time and from time to time after the Effective Date, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:
          (a) Accounts for which the Account Debtor has not been invoiced;
          (b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;
          (c) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;
          (d) Credit balances;
          (e) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;
          (f) Accounts owing from an Account Debtor which does not have its principal place of business in the United States except for Eligible Foreign Accounts;
          (g) Accounts owing from an Account Debtor which is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;
          (h) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise — sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;
          (i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, “bill and hold”, or other terms if Account Debtor’s payment may be conditional;
          (j) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;
          (k) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;
          (1) Accounts owing from an Account Debtor with respect to which Borrower has received deferred revenue (but only to the extent of such deferred revenue);
          (m) Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and
          (n) other Accounts Bank deems ineligible in the exercise of its good faith business judgment.
     “Eligible Foreign Accounts” are Accounts for which the Account Debtor does not have its principal place of business in the United States but are otherwise Eligible Accounts and that are, as determined by Bank in its sole discretion on a case-by-case basis: (a) covered by credit insurance satisfactory to Bank, less any deductible; (b) supported by letter(s) of credit acceptable to Bank; or (c) that Bank approves in writing.
     “Eligible Inventory” means, at any time, the aggregate of Borrower’s Inventory that (a) consists of finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies, or raw materials; (b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act; (d) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; and (e) is located at Borrower’s principal place of business (or any location permitted under Section 7.2).
     “Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

     “ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.
     “Event of Default” is defined in Section 8.
     “Foreign Currency” means lawful money of a country other than the United States.
     “Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.
     “FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.
     “FX Guidance Facility Contract” is defined in Section 2.2.
     “FX Guidance Facility Reserve” is defined in Section 2.2.
     “FX Guidance Facility Settlement Date” is defined in Section 2.2.
     “FX Line” is Guidance Facility Contract or Guidance Facility Contracts in an aggregate amount of up to One Million Dollars ($1,000,000) outstanding at any time.
     “FX Maturity Date” is the day that is twelve (12) months after the Effective Date.
     “GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
     “General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
     “Guidance Facility Contract” or “Guidance Facility Contracts” means an advance (or advances) under the FX Line.

     “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, (b) reimbursement obligations under surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations.
     “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
     “Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
     “Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.
     “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.
     “Letter of Credit Application” is defined in Section 2.1.2(a).
     “Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(d).
     “Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.
     “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any note, or notes or guaranties executed by Borrower, and any other present or future agreement for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.
     “Lockbox” is defined in Section 2.6.
     “Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations; or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

     “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.
     “Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
     “Payment/Advance Form” is that certain form attached hereto as Exhibit B.
     “Perfection Certificate” is defined in Section 5.1.
     “Permitted Indebtedness” is:
     (a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;
     (b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;
     (c) Subordinated Debt;
     (d) Unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
     (e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
     (f) Indebtedness secured by Permitted Liens;
     (g) Indebtedness consisting of unsecured bridge loans which are (i) convertible into Borrower’s next round of equity financing, (ii) do not otherwise mature prior to the Obligations under this Agreement, and (iii) Subordinated Debt;
     (h) Indebtedness consisting of capitalized lease obligations that, in the aggregate, do not exceed the Threshold Amount at an given time; and
     (i) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.
     “Permitted Investments” are:
     (a) Investments shown on the Perfection Certificate and existing on the Effective Date;
     (b) Cash Equivalents;
     (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
     (d) Investments consisting of deposit accounts in which Bank has a perfected security interest;
     (e) Investments accepted in connection with Transfers permitted by Section 7.1;
     (f) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed the Threshold Amount in the aggregate in any fiscal year;
     (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances that, in the aggregate, do not exceed Fifty Thousand Dollars ($50,000) in any calendar year, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;
     (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and
     (i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary.
     “Permitted Liens” are:
     (a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;
     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, if they have no priority over any of Bank’s Liens;
     (c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Fifty Thousand Dollars

($50,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;
     (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided, they have no priority over any of Bank’s Lien and the aggregate amount of such Liens does not at any time exceed Fifty Thousand Dollars ($50,000);
     (e) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security and other like obligations incurred in the ordinary course of business, provided, they have no priority over any of Bank’s Liens and the aggregate amount of the Indebtedness secured by such Liens does not at any time exceed Fifty Thousand Dollars ($50,000);
     (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;
     (g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;
     (h) non-exclusive license of intellectual property granted to third parties in the ordinary course of business;
     (i) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7; and
     (j) Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts.
     “Permitted Asset Disposition” is (i) non-exclusive licenses for the use of intellectual property consistent with standard business practices in Borrower’s industry and exclusive licenses for the use of intellectual property with respect to a limited geographic location, field of use or customized products for specific customers, consistent with standard business practices in Borrower’s industry; (ii) transfers of worn-out, obsolete or surplus Equipment; (iii) Transfers of Inventory; (iv) Transfers in connection with Permitted Liens or Permitted Investments; and (v) Transfers of Collateral for fair and reasonably equivalent consideration and consistent with standard business practices in Borrower’s industry, so long as Bank, at all times, has a first-priority perfected Lien in the proceeds of such Transfer.
     “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.
     “Quick Assets” is, on any date, Borrower’s unrestricted cash, Cash Equivalents and net billed accounts receivable.
     “Quick Ratio” is the ratio of Borrower’s Quick Assets to Current Liabilities.
     “Quick Ratio Threshold Period” is a period commencing the first day of the month following the reporting date of the financial statements that show Borrower’s Quick Ratio is below 1.25:1.00 until Borrower’s Quick Ratio exceeds 1.25:1.0 for three consecutive months-end.
     “Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
     “Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.
     “Revolving Line” is an Advance or Advances in an aggregate amount of up to Two Million Dollars ($2,000,000) outstanding at any time.
     “Revolving Line Maturity Date” is the day that is twelve (12) months after the Effective Date.
     “Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
     “Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.
     “Subsidiary” means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.
     “Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities, plus (c) Subordinated Debt.
     “Threshold Amount” is Two Hundred Fifty Thousand Dollars ($250,000).
     “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.
     “Transfer” is defined in Section 7.1.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

By	/s/ Michael A. Bates

Name: Michael A. Bates
Title: CFO, Treasurer & Secretary

BANK:

SILICON VALLEY BANK

By	/s/ Jason Hughes

Name: Jason Hughes
Title: Vice President

Effective Date: April 24, 2006
[Signature page to Loan and Security Agreement]

EXHIBIT A
     All other terms contained in this Exhibit, unless otherwise indicated, shall have the meanings provided by the Code (as defined herein), to the extent such terms are defined in the Code. For purposes hereof, the following terms shall have the following meanings:
     “Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.
     “Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.
     “Code” is the Uniform Commercial Code as adopted in California as amended and in effect from time to time.
     “Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.
     “Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.
     “Intellectual Property” is:
          (a) Copyrights, Trademarks, Mask Works and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;
          (b) Any trade secrets and any intellectual property rights in computer software, chip design, chip mask works and computer software products now or later existing, created, acquired or held;
          (c) All design rights, including chips, masks and associated software which may be available to Borrower now or later created, acquired or held;
          (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;
          (e) All Proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.
Exhibit A Page 1

     “Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.
     “Letter-of-Credit Right” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.
     “Mask Works” are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.
     “Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations in part of the same.
     “Proceeds” has the meaning described in the Code as in effect from time to time.
     “Supporting Obligation” means a letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.
     “Trademarks” are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
     All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
     all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Exhibit A Page 2

     Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.
     Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank’s prior written consent.
Exhibit A Page 3

EXHIBIT B
LOAN PAYMENT/ADVANCE REQUEST FORM
Deadline for same day processing is Noon P.S.T.

Fax To: CA (408) 748-9478	Date:

LOAN PAYMENT:
St. Francis Medical Technologies, Inc.

From Account #		To Account#
	(Deposit Account #)	(Loan Account #)

Principal $		and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

Loan Advance:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account#
(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

Outgoing Wire Request:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, P.S.T.

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA)#:
For Further Credit to:

For Further Credit to:
By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s), covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):

Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

Exhibit B Page 1

EXHIBIT C
BORROWING BASE CERTIFICATE
Borrower: St. Francis Medical Technologies, Inc.
Lender: Silicon Valley Bank
Commitment Amount: $2,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of	$

2.	Additions (please explain on reverse)	$

3.	TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$

5.	Balance of 50% over 90 day accounts	$

6.	Credit balances over 90 days	$

7.	Concentration Limits	$

8.	Foreign Accounts	$

9.	Governmental Accounts	$

10.	Contra Accounts	$

11.	Promotion or Demo Accounts	$

12.	Intercompany/Employee Accounts	$

13.	Disputed Accounts	$

14.	Deferred Revenue	$

15.	Other (please explain on reverse)	$

16.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

17.	Eligible Accounts (#3 minus #16)	$

18.	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #17)	$

INVENTORY
19.	Eligible Inventory Value as of	$

20.	ELIGIBLE AMOUNT OF INVENTORY (25% of #19)	$

BALANCES
21.	Maximum Loan Amount	$

22.	Total Funds Available (Lesser of #21 or (#18 plus #20))	$

23.	Present balance owing on Line of Credit	$

24.	Outstanding under Sublimits	$

25.	RESERVE POSITION (#22 minus #23 and #24)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.
Exhibit C Page 1

COMMENTS:

By:
Authorized Signer

Date:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER
Date:
Verified:
AUTHORIZED SIGNER
Date:
Compliance Status:	Yes No

Exhibit C Page 2

EXHIBIT D
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: ST. FRANCIS MEDICAL TECHNOLOGIES, INC.
     The undersigned authorized officer of St. Francis Medical Technologies, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _____ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial	Monthly within 30 days	Yes No
Compliance Certificate	Monthly within 15 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings	Monthly within 15 days	Yes No
Board Projections	Annual within 30 days FYE	Yes No
Transaction Report*	Weekly/with each Advance	Yes No

*	Only required during Quick Ratio Threshold Period; If no outstanding Advances, may be provided monthly with Bank approval with 30 days notice of borrowing prior to any Advance;
Exhibit D Page 1

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Tangible Net Worth	$	$	Yes No
     The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ST. FRANCIS MEDICAL	BANK USE ONLY
TECHNOLOGIES, INC.
Received by:

AUTHORIZED SIGNER

By:	Date:

Name:

Title:	Verified:

AUTHORIZED SIGNER
Date:

Compliance Status: Yes No
Exhibit D Page 2

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
Dated:

I.	Quick Ratio

Required to avoid Quick Ratio Threshold Period: 1.25:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries		$
B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries		$
C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries		$
D.	Quick Assets (the sum of lines A through C)		$
E.	Aggregate value of Obligations to Bank		$
F.	Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) that matures within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower		$

G.	Current Liabilities (the sum of lines E and F)		$
H.	Quick Ratio (line D divided by line G)

Is line H below 1.25:1:00?

	No, no trigger a Quick Ratio Threshold Period	Yes, triggers Quick Ratio Threshold Period

II.	Tangible Net Worth (Section 6.8(a))

Required:	$3,250,000

Actual:

A.	Value of Line I. (Tangible Net Worth)		$
Is line A equal to or greater than $3,250,000?

	No, not in compliance	Yes, in compliance
Addendum C Page 3

EXHIBIT E
TRANSACTION REPORT
Exhibit E Page 1

EXHIBIT F
PERFECTION CERTIFICATE
TO: SILICON VALLEY BANK
The undersigned, the CFO of St. Francis Medical Technologies, Inc. (the “Company”), hereby represents and warrants to you on behalf of the Company as follows:
1. NAMES OF THE COMPANY
a. The name of the Company as it appears in its current Articles or Certificate of Incorporation is: St. Francis Medical Technologies, Inc.
b. The federal employer identification number of the Company is: 94-3366462
c. The Company is formed under the laws of the State of Delaware.
d. The organizational identification number of the Company is: 3314063
e. The Company transacts business in the following jurisdictions (list jurisdictions other than jurisdiction of formation): employees located in CO, RI, PA, TX, IL
f. The Company is duly qualified to transact business as a foreign entity in the following jurisdictions (list jurisdictions other than jurisdiction of formation): the State of California and the Netherlands.
g. The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar names) currently used by the Company or used within the past five years:

Name	Period of Use
See paragraph below
St. Francis Medical Technologies, LLC, a Nevada limited liability company, was formed on July 19,1996. St. Francis Medical Technologies, Inc. was incorporated in the state of Nevada on January 20,1999 and reincorporated in Delaware on December 26, 2000.
Exhibit F Page 1

h. The following are the names of all entities which have been merged into the Company during the past five years:

Name of Merged Entity	Year of Merger
See last paragraph of g. above for predecessor entities.
i. The following are the names and addresses of all entities from whom the Company has acquired any personal property in a transaction not in the ordinary course of business during the past five years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Name	Address	Date of Acquisition	Type of Property

2. PARENT/SUBSIDIARIES OF THE COMPANY.
a. The legal name of each subsidiary and parent of the Company is as follows. (A “parent” is an entity owning more than 50% of the outstanding capital stock of the Company. A “subsidiary” is an entity, 50% or more of the outstanding capital stock of which is owned by the Company.)

Name	Subsidiary/Parent	Fed. Employer ID No.
St. Francis Medical Technologies, Inc.	Parent	94-3366462
SFMT Europe BV	Subsidiary
St. Francis Medical Technologies UK Ltd. (inactive)	Subsidiary
b. The following is a list of the respective jurisdictions and dates of formation of the parent and each subsidiary of the Company:

Name	Jurisdiction	Date of Formation
St. Francis Medical Technologies, Inc.	Delaware	12/26/2000
SFMT Europe BV	Netherlands	7/12/2002
St. Francis Medical Technologies UK Ltd. (inactive)	UK	9/8/2005
c. The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar names) currently used by each subsidiary of the Company or used during the past five years:

Name	Subsidiary
N/A — None
d. The following are the names of all corporations which have been merged into a subsidiary of the Company during the five years:
Exhibit F Page 2

Name	Subsidiary
N/A — None
e. The following are the names and addresses of all entities from whom each subsidiary of the Company has acquired any personal property in a transaction not in the ordinary course of business during the past five years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

		Date of	Type of
Name	Address	Acquisition	Property	Subsidiary
N/A — None
3. LOCATIONS OF COMPANY AND ITS SUBSIDIARIES
a. The chief executive offices of the Company and its subsidiaries are presently located at the following addresses:

Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
960 Atlantic Avenue, Suite 102 Alameda, CA 94501	Company
Hoofdstraat 248 3972 LK Driebergen, Netherlands	SFMT Europe BV
Carmelite	St. Francis Medical
50 Victoria Embankment	Technologies UK Ltd.
London	(Registered Office)
EC4Y 0DX
b. The Company’s books and records and those of its subsidiaries are located at the following additional addresses (if different from the above):

Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
960 Atlantic Avenue, Suite 102 Alameda, CA 94501	Company
Hoofdstraat 248 3972 LK Driebergen, Netherlands	SFMT Europe BV
960 Atlantic Avenue, Suite 102 Alameda, CA 94501	St. Francis Medical Technologies UK Ltd. (Registered Office)
Exhibit F Page 3

c. The following are all the locations where the Company and its subsidiaries own, lease, or occupy any real property:

Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
960 Atlantic Avenue, Suite 102	Company

Alameda, CA 94501
Hoofdstraat 248	SFMT Europe
3972 LK Driebergen, Netherlands	BV
The subsidiary has been formed, but contains no operations at this time and has no office space in the UK other than its Registered Office, which is the office of our law firm in the UK.	St. Francis Medical Technologies UK Ltd. (Registered Office)
d. The following are all of the locations where the Company and its subsidiaries maintain any inventory, equipment, or other property:

Complete Address	Company/Subsidiary
960 Atlantic Avenue, Suite 102 Alameda, CA 94501	Company
Hoofdstraat 248	SFMT Europe
3972 LK Driebergen, Netherlands	BV
TMI, Tilburg, Netherlands (Logistics Company houses inventory)	SFMT Europe BV
e. The following are the names and addresses of all warehousemen, bailees, or other third parties who have possession of any of the Company’s inventory or equipment or any of the inventory or equipment of its subsidiaries:

Complete Street and Mailing Address, including
Name	County and Zip Code	Company/Subsidiary
TMI (Logistics	TMI	SFMT Europe BV
company that holds	Centaurusweg 123
inventory)	TC Tilburg NL-5015
The Netherlands
4. SPECIAL TYPES OF COLLATERAL
a. The Company and its subsidiaries own the following kinds of assets. (If the answer is “Yes” to any of the following questions, please attach a schedule describing each such asset owned by the Company or its subsidiaries and identifying which party owns the asset.)

Copyrights or copyright applications registered with the U.S. Copyright Office	Yes ☐ No ☑
Software registered with the U.S. Copyright Office	Yes ☐ No ☑
Software not registered with the U.S. Copyright Office	Yes ☐ No ☑
Patents and patent applications (See Note 1 below)	Yes ☑ No ☐
Trademarks or trademark applications (including any service marks, collective marks and certification marks) (See Note 1 below)	Yes ☑ No ☐
Licenses to use trademarks, patents and copyrights of others (See Note 1 below)	Yes ☑ No ☐
Exhibit F Page 4

Licenses, permits (including environmental), authorizations, or certifications issued by federal, state, or local governments issued to the Company and/or its subsidiaries or with respect to their assets, properties, or businesses (See Note 2)
Yes ☐ No ☐
Stocks, bonds or other securities	Yes ☐ No ☐
Promissory notes, or other instruments or evidence of indebtedness (Note 3)	Yes ☐ No ☐
Leases of equipment, security agreements naming such person as secured party or other chattel paper	Yes ☐ No ☐
Aircraft	Yes ☐ No ☐
Vessels, Boats or Ships	Yes ☐ No ☐
Railroad Rolling Stock	Yes ☐ No ☐
Motor Vehicles	Yes ☐ No ☐
Note 1: SFMT Inc. holds approximately 44 issued US. Patents and approximately 85 additional applications and approximately 9 issued foreign Patents and 41 additional foreign applications. The Company also holds 10 U.S. Trademark registrations and 22 Foreign registrations.
Note 2: SFMT Inc. has such authorizations and licenses as are required in the jurisdictions and industry in which it operates.
Note 3: SFMT holds a promissory note from its CEO related to the exercise of stock options that is secured by the underlying shares (which are held in escrow.)
b. The following is a list of material contracts to which the Company is a party (include any equipment leases) or in which the Company has an interest (including whether such contract has a nonassignability provision which would require the other party’s or another person’s consent to the granting of a security interest in such contract):

Nonassignability Clause
			Security Interest	Consent Obtained
Other Party to Contract	Title/Date of Contract	Asset Sale (Y/N)	(Y/N)	(Y/N)
Various Distribution Agreements	(See Note 1 below)
Agreement with Contract Mfgr & for certain raw materials	(See Note 1 below)
Building lease	(See Note 1 below)
Note 1: The Company is party to contracts as is customary for its industry; these contracts have not been reviewed specifically for consent requirements with respect to assets sales or grants of security interests.
c. The following are all banks or savings institutions at which the Company and its subsidiaries maintain deposit accounts:

Bank Name	Account Number	Branch Address	Company/Subsidiary
Bank of America	18045-01439	1200 “A” Street Hayward, CA 94541	Company
Exhibit F Page 5

Bank of America	18041-01498		Company
State Street Bank and Trust (Investments)	DE1435	1200 Crown Colony Quincy, MA 02169	Company
ABN AMRO	502304001433685019	Germany	SFMT Europe BV
ABNAMRO	53.0.01.769	Netherlands	SFMT Europe BV
ABN AMRO	57.15.35.755	Netherlands	SFMT Europe BV
d. Does or is it contemplated that the Company will regularly receive letters of credit from customers or other third parties to secure payments of sums owed to the Company? The following is a list of letters of credit naming the Company as “beneficiary” thereunder:

LC Number	Name of LC Issuer	LC Applicant
N/A — No letters of credit
Exhibit F Page 6

5. ENCUMBRANCES
The Company’s and its subsidiaries’ property are subject to the following liens or encumbrances:

Name of Holder of
Lien/Encumbrance	Description of Property Encumbered	Company/Subsidiary
6. LITIGATION
a. The following is a complete list of pending and threatened litigation or claims involving amounts claimed against the Company in an indefinite amount or in excess of $50,000 in each case:
No threatened or pending litigation in excess of $50,000 at this time.
b. The following are the only claims which the Company has against others (other than claims on accounts receivable), which the Company is asserting or intends to assert, and in which the potential recovery exceeds $50,000:
No claims against others with potential recovery of $50,000 at this time.
7. TAXES
The following tax assessments are currently outstanding and unpaid:

Assessing Authority	Amount and Description
No tax assessments outside of the ordinary course of business
8. INSURANCE BROKER
The following broker handles the Company’s property insurance:

Broker	Contact	Telephone	Fax	Email
Woodruff Sawyer	Craig Brandt	(415) 399-6315	(415) 989-9923	cbrandt@woodruff-sawyer.com
9. OFFICERS OF THE COMPANY AND ITS SUBSIDIARIES
The following are the names and titles of the officers of the Company and its subsidiaries.

Office/Title	Name of Officer	Company/Subsidiary
President and CEO	Kevin K. Sidow	Company
Chief Financial Officer	Michael A. Bates	Company
VP Regulatory and Clinical Affairs	Yvonne Lysakowski	Company
VP Sales	Chris Fair	Company
VP Engineering	Burney Winslow	Company
VP R&D	Scott Yerby	Company

Managing Director	Kevin K. Sidow	SFMT Europe BV
Exhibit F Page 7

10. IRS FORM W9
The Company’s completed and executed IRS Form W9 is attached hereto as Exhibit A.
11. LEGAL COUNSEL
The following attorney will represent the Company in connection with the loan documents:

Attorney	Law Firm	Telephone	Fax	Email
Tom Gump	Pillsbury Winthrop	(415) 983-1823	(415) 983-1200	thomas.gump@pillsburylaw.com
The Company agrees to advise you of any change or modification to any of the foregoing information or any supplemental information provided on any continuation pages attached hereto, and, until such notice is received by you, you shall be entitled to rely upon such information and presume it is correct. The Company acknowledges that your acceptance of this Perfection Certificate and any continuation pages does not imply any commitment on your part to enter into a loan transaction with the Company, and that any such commitment may only be made by an express written loan commitment, signed by one of your authorized officers.
Date: March __, 2006

St. Francis Medical Technologies, Inc.

By:	/s/ Michael A. Bates
Michael A. Bates
Its:	Chief Financial Officer
Email:	Michael.Bates@sfmt.com
Phone:	(510) 337-2600
Fax:	(510) 747-3012
Exhibit F Page 8

CORPORATE BORROWING CERTIFICATE

Borrower:	St. Francis Medical Technologies, Inc.	Date: April 5, 2006
Bank:	Silicon Valley Bank
          I hereby certify as follows, as of the date set forth above:
1.	I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2.	Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware

3.	Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.	The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Authorized to
Add or Remove
Name	Title	Signature	Signatories
Michael A. Bates	CFO, Treasurer & Secretary	/s/ Michael A. Bates	☑
☐
Kevin K. Sidow	CEO	/s/ Kevin K. Sidow	☑
☐
Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.
     Resolved Further, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Letters of Credit. Apply for letters of credit from Bank.
Foreign Exchange Contracts. Execute spot or foreign exchange contracts.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.
Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.
5.	The persons listed above are Borrower’s officers or employees, with their titles and signatures shown next to their names.

By:	/s/ Michael A. Bates
Name:	Michael A. Bates
Title:	Secretary

     *** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.
     I, the Kevin K. Sidow of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:	/s/ Kevin K. Sidow
Name:	Kevin K. Sidow
Title:	President, CEO & Director

2